                                                        Registration No.333-
As filed with the Securities and Exchange Commission on September 11, 2002.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                         51-0350842
--------------------------------                 -------------------------------
  (State or other jurisdiction                   (I.R.S. Employer Identification
of incorporation or organization)                            No.)


    575 Broadway, New York, New York                           10012
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)

          2002 Stock Option Plan of Take-Two Interactive Software, Inc.
          -------------------------------------------------------------
                            (Full title of the plan)

                      Kelly Sumner, Chief Executive Officer
                       Take-Two Interactive Software, Inc.
                                  575 Broadway
                            New York, New York 10012
                     (Name and address of agent for service)

                                 (212) 334-6633
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert J. Mittman, Esq.
                                Ethan Seer, Esq.
                        Blank Rome Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174

                                           CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum       Proposed Maximum
            Title of                                        Aggregate           Aggregate              Amount of
         Securities to               Amount to be        Offering Price          Offering            Registration
         be Registered              Registered (1)       Per Share(2)           Price (2)                Fee
         -------------              -------------        ------------           ---------             ---------
Common Stock,
par value $.01
per share                          3,000,000 shares         $23.04            $69,120,000              $6,359.04



         (1) In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this registration statement also registers an indeterminate number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the registrant's 2002 Stock Option Plan (the "2002 Plan").

         (2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act, based upon (i) as to the outstanding options to purchase 905,000 shares of common stock which options have been issued under the 2002 Plan, the exercise price of such options and
                  (ii) as to the 2,095,000 shares of common stock that may be issued upon the exercise of options available for grant under the 2002 Plan, upon the average of the high and low sales price of the common stock as reported on Nasdaq on September 9, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1. Plan Information.*

         Item 2. Registrant Information and Employee Plan Annual
                     Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     1.  Annual Report on Form 10-K for the fiscal year ended October 31, 2001.

     2. Annual Report on Form 10-K/A, dated February 28, 2002, for the fiscal year ended October 31, 2001.

     3. Quarterly Report on Form 10-Q/A, dated April 19, 2002, for the quarter ended January 31, 2000.

     4. Quarterly Report on Form 10-Q/A, dated April 19, 2002, for the quarter ended April 30, 2000.

     5. Quarterly Report on Form 10-Q/A, dated April 19, 2002, for the quarter ended July 31, 2000.

     6. Annual Report on Form 10-K/A, dated April 19, 2002, for the fiscal year ended October 31, 2000.

     7. Quarterly Report on Form 10-Q/A, dated April 19, 2002, for the quarter ended January 31, 2001.

     8. Quarterly Report on Form 10-Q/A, dated April 19, 2002, for the quarter ended April 30, 2001.

     9. Quarterly Report on Form 10-Q/A, dated April 19, 2002, for the quarter ended July 31, 2001.

     10. Quarterly Report on Form 10-Q for the Quarter ended January 31, 2002.

     11. Quarterly Report on Form 10-Q for the Quarter ended April 30, 2002.

     12. Current Report on Form 8-K filed with the Commission on May 8, 2002.

     13. Definitive Proxy Statement on Schedule 14A filed with the Commission on May 10, 2002.
     14. Current Report on Form 8-K filed with the Commission on June 6, 2002.

     15. The description of the registrant's common stock contained in its Registration Statement on Form 8-A together with any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description.

     16. All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

         Any reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4. Description of Securities.

         Not applicable.

         Item 5. Interests of Named Experts and Counsel.

         Not applicable

         Item 6. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

         Section 102(b) of the GCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its shareholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) of the GCL provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law;
(iii) liability for dividends paid or stock repurchased or redeemed in violation of the GCL; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its shareholders to obtain injunction relief, specific performance or other equitable relief against directors.

         The registrant's Certificate of Incorporation provides that it shall indemnify its officers and directors to the maximum extent permitted from time to time under the GCL and requires the registrant to advance expenses to any director of or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may, from time to time, be in effect.

         In addition, the registrant's By-laws require the registrant to indemnify, to the fullest extent permitted by law, any director, officer, employee or agent for acts which such person reasonably believes are not in violation of the registrant's corporate purposes as set forth in the registrant's Certificate of Incorporation. At present, the GCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Item 7. Exemption from Registration Claimed.

         Not Applicable.

         Item 8. Exhibits.

          Exhibit No.     Description
          -----------     -----------

              5           Opinion of Blank Rome Tenzer Greenblatt LLP

             23.1         Consent of PricewaterhouseCoopers LLP

             23.2 Consent of Blank Rome Tenzer Greenblatt LLP (included in Exhibit 5)

             24.1 Power of Attorney (included on the Signature Page of this Registration Statement)

         Item 9. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Registration Statement any facts or events arising after the effective date of the prospectus (or the most recent post-effective amendments thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be filed with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 11th day of September 2002.

                                TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                By: /s/ Kelly Sumner
                                    -----------------------
                                    Kelly Sumner,
                                    Chief Executive Officer

         Each person whose signature appears below authorizes each of Ryan A. Brant and Kelly Sumner, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Take-Two Interactive Software, Inc., including any and all pre-effective and post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                Title                                             Date
---------                                                -----                                             ----
 /s/ Ryan A. Brant                               Chairman of the Board                               September 11, 2002
--------------------------
Ryan A. Brant

 /s/ Kelly Sumner                                Chief Executive Officer and Director                September 11, 2002
--------------------------                       (Principal Executive Officer)
Kelly Sumner

 /s/ Paul Eibeler                                President and Director                              September 11, 2002
--------------------------
Paul Eibeler

 /s/ Karl H. Winters                             Chief Financial and Accounting Officer              September 11, 2002
--------------------------
Karl H. Winters

 /s/ Robert Flug                                 Director                                            September 11, 2002
--------------------------
Robert Flug

 /s/ Oliver R. Grace, Jr.                        Director                                            September 11, 2002
--------------------------
Oliver R. Grace, Jr.

 /s/ Todd Emmel                                  Director                                            September 11, 2002
--------------------------
Todd Emmel

 /s/ Steven Tisch                                Director                                            September 11, 2002
--------------------------
Steven Tisch
                                                 Director
--------------------------
Mark Lewis

                                  Exhibit Index
                                  -------------


Exhibit No.  Description                                             Page
-----------  -----------                                             ----

    5        Opinion of Blank Rome Tenzer Greenblatt LLP

   23.1      Consent of PricewaterhouseCoopers LLP

   23.2      Consent of Blank Rome Tenzer Greenblatt LLP
             (included in Exhibit 5)

   24.1      Power of Attorney (included on Signature
             Page of the Registration Statement)